EXHIBIT 10.1

CARE CAPITAL PROPERTIES, LP

$100,000,000

5.38% Senior Notes due May 17, 2027

NOTE PURCHASE AGREEMENT

Dated May 17, 2016

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SCHEDULE A	—	Defined Terms

SCHEDULE 1	—	Form of 5.38% Senior Note due May 17, 2027

SCHEDULE 4.4(a)	—	Form of Opinion of General Counsel of the Transaction Parties

SCHEDULE 4.4(b)	—	Form of Opinion of Special Counsel for the Transaction Parties

SCHEDULE 4.4(c)	—	Form of Opinion of Special Counsel for the Purchasers

SCHEDULE 4.9	—	Organizational Changes

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Parent and Ownership of Subsidiary Stock

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness of the Parent and its Subsidiaries

SCHEDULE EP	—	Excluded Properties

SCHEDULE UP	—	Existing Unencumbered Properties

PURCHASER SCHEDULE	—	Information Relating to Purchasers

EXHIBIT A	—	Form of Guaranty Agreement

EXHIBIT B	—	Form of Compliance Certificate

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CARE CAPITAL PROPERTIES, LP

191 NORTH WACKER DRIVE, SUITE 1200

CHICAGO, ILLINOIS 60606

$100,000,000 5.38% Senior Notes due May 17, 2027

May 17, 2016

TO EACH OF THE PURCHASERS LISTED IN

THE PURCHASER SCHEDULE HERETO:

Ladies and Gentlemen:

Each of (a) Care Capital Properties, LP, a Delaware limited partnership (the “Company”), (b) Care Capital Properties, Inc., a Delaware corporation (the “Parent”), and (c) Care Capital Properties GP, LLC, a Delaware limited liability company (“Care GP”), agree with each of the Purchasers as follows:

SECTION 1.                                          AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 5.38% Senior Notes due May 17, 2027 (the “Notes”).  The Notes shall be substantially in the form set out in Schedule 1.  Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

SECTION 2.                                          SALE AND PURCHASE OF NOTES; GUARANTY.

(a)           Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

(b)           The obligations of the Company hereunder and under the Notes shall have the benefit of that certain Guaranty Agreement to be dated as of the date of the Closing from the Parent, Care GP and each Subsidiary Guarantor from time to time party thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”) substantially in the form of Exhibit A.

SECTION 3.                                          CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10013, at 9:00 a.m. (New York City time), at a closing (the “Closing”) on May 17, 2016.  At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the account of the Company set forth in the funding instructions delivered by the Company in accordance with Section 4.10.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4.                                          CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.           Representations and Warranties.  The representations and warranties of the Parent, the Company and Care GP in this Agreement shall be correct when made and at the Closing, and the representations and warranties of the Parent and Care GP in the Guaranty Agreement shall be correct when made and at the Closing.

Section 4.2.           Performance; No Default.  Each Transaction Party shall have performed and complied with all agreements and conditions contained in this Agreement and the Guaranty Agreement required to be performed or complied with by it prior to or at the Closing.  Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  None of the Parent, the Company, Care GP nor any Subsidiary shall have entered into any transaction since March 15, 2016 that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.           Compliance Certificates.

(a)       Officer’s Certificate.  The Parent, on behalf of itself, the Company and Care GP, shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

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(b)       Secretary’s Certificate.  The Parent, on behalf of itself, the Company and Care GP, shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes (in the case of the Company) and the other Transaction Documents to which such Transaction Party is a party and (ii) the Organization Documents of each such Transaction Party as then in effect.

Section 4.4.           Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Kristen Benson, Esq., General Counsel of the Parent, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Parent, the Company and Care GP each hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from Sidley Austin LLP, special counsel for the Transaction Parties, covering the matters set forth in Schedule 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Parent, the Company and Care GP each hereby instructs its special counsel to deliver such opinion to the Purchasers) and (c) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.           Purchase Permitted By Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate of the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.           [Reserved].

Section 4.7.           Payment of Special Counsel Fees.  Without limiting Section 15.1, the Company shall have paid prior to or concurrently with the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing.

Section 4.8.           Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

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Section 4.9.           Changes in Organizational Structure.  None of the Parent, the Company nor Care GP shall have (i) changed its jurisdiction of incorporation or organization, as applicable, or (ii) except as set forth on Schedule 4.9, been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.        Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of the purchase price for the Notes and setting forth (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.        Guaranty Agreement.  Such Purchaser shall have received a copy of the Guaranty Agreement, which shall have been duly authorized, executed and delivered by the Parent and Care GP as of the date of Closing.

Section 4.12.        Credit Facilities.  Such Purchaser shall have received copies of the Credit Agreements and each other Material Credit Facility (including any amendments thereto necessary to permit the consummation of the transactions contemplated by this Agreement) as is in effect on the date of the Closing, which copy shall be certified as true, correct and complete.

Section 4.13.        Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.                                          REPRESENTATIONS AND WARRANTIES OF THE PARENT, THE COMPANY AND CARE GP.

The Parent, the Company and Care GP each, jointly and severally, represents and warrants to each Purchaser that:

Section 5.1.           Organization; Power and Authority.

(a)           The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which its ownership, lease or operation of properties or the conduct of its business requires such qualification, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the partnership power and authority to (i) own or hold under lease the properties it purports to own or hold under lease, (ii) transact the business it transacts and proposes to transact, and (iii) execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof, except for, in the

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case of clauses (i) and (ii), where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Each of the Parent and Care GP is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Parent and Care GP has the corporate or limited liability company, as applicable, power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Guaranty Agreement and to perform the provisions hereof and thereof.

Section 5.2.           Authorization, Etc.

(a)           This Agreement and the Notes have been duly authorized by all necessary limited partnership action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (1) applicable Debtor Relief Laws and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           This Agreement and the Guaranty Agreement have been duly authorized by all necessary corporate or limited liability company, as applicable, action on the part of the Parent and Care GP, and this Agreement and the Guaranty Agreement constitute legal, valid and binding obligations of the Parent and Care GP enforceable against the Parent and Care GP in accordance with its terms, except as such enforceability may be limited by (1) applicable Debtor Relief Laws and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.           Disclosure.  This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company on or prior to March 15, 2016 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole as of the respective dates thereof, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projected financial information, the Transaction Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared (it being understood that actual results may differ materially from projections).  Except as disclosed in the Disclosure Documents, since December 31, 2015, there has been no change in the financial condition or business of the Parent and its Subsidiaries taken as a whole except changes that could not, individually or in the aggregate,

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reasonably be expected to have a Material Adverse Effect.  Since December 31, 2015, there has been no event or circumstance, either individually or in the aggregate, that has or would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.           Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Parent’s Subsidiaries, showing, as to each Subsidiary, the name thereof and the jurisdiction of its organization and whether such Subsidiary is or is required to be a Subsidiary Guarantor, (ii) the Parent’s Affiliates, other than Subsidiaries, and (iii) the directors and senior officers of the Parent, the Company and Care GP.

(b)       All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent and its Subsidiaries have been validly issued, are (in the case of capital stock) fully paid and (except for general partnership interests) non-assessable and are owned by the Parent or another Subsidiary free and clear of any Lien other than Liens permitted by Section 10.1.

(c)       Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which its ownership, lease or operation of properties or the conduct of its business requires such qualification, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other legal entity power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except in each case where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)       No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent, the Company, Care GP or any other Subsidiary that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary.

Section 5.5.           Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Consolidated Group listed on Schedule 5.5.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial condition of the Consolidated Group as of their respective dates and the consolidated results of their operations and cash flows for their respective periods and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The financial statements listed on Schedule 5.5 show all material indebtedness and other material

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liabilities, direct or contingent, of the Consolidated Group as of the respective dates specified in such Schedule, including liabilities for taxes and material commitments, in each case, to the extent required by GAAP.   The Parent and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.           Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by (a) the Company of this Agreement and the Notes and (b) the Parent and Care GP of this Agreement and the Guaranty Agreement will not (i) contravene, result in any breach of, or constitute a default under, require any payment to be made under, or result in the creation of any Lien in respect of any property of the Parent, the Company, Care GP or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, material lease, corporate or other organizational charter, regulations or by-laws or equivalent governing documents, shareholders agreement or any other material agreement or instrument to which the Parent, the Company, Care GP or any Subsidiary is bound or by which the Parent, the Company, Care GP or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent, the Company, Care GP or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent, the Company, Care GP or any Subsidiary.

Section 5.7.           Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Notes or (b) the Parent or Care GP of this Agreement or the Guaranty Agreement.

Section 5.8.           Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of any Transaction Party, threatened against or affecting the Parent, the Company, Care GP or any Subsidiary or any property of the Parent, the Company, Care GP or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority (i) that affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby, and (x) would materially and adversely affect the transactions set forth in the Transaction Documents or otherwise contemplated hereby or (y) contest in any manner the validity or enforceability of any material provision of this Agreement or any other Transaction Document, or (ii) as to which there is a reasonable possibility of an adverse determination and, if so adversely determined, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)       None of the Parent, the Company, Care GP or any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations

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that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.           Taxes.  The Parent, the Company, Care GP and each Subsidiary have filed all federal and state income tax returns and all other material tax returns that are required to have been filed in any jurisdiction, and have paid all federal and state income taxes shown to be due and payable on such returns and all other material taxes, assessments, fees and other governmental charges levied upon them or their properties, assets, income or franchises, to the extent such taxes, assessments, fees and other governmental charges have become due and payable and before they have become delinquent, except (a) those that are being contested in good faith by appropriate proceedings and for which the Parent or a Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP or (b) taxes, assessments, fees and other governmental charges the amount of which, individually or in the aggregate, is not Material.  Neither the Company nor any other Transaction Party knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10.        Title to Property; Leases.  The Parent, the Company, Care GP and the Subsidiaries have good and sufficient title to (or, in the case of real property, good record and marketable title in fee simple to, or valid leasehold interests in) their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or acquired by the Parent, the Company, Care GP or any Subsidiary after the date thereof (except as sold or otherwise disposed of in the ordinary course of business), except for such defects in title or valid leasehold interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and in each case free and clear of Liens other than Liens permitted by Section 10.1.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.  The Unencumbered Properties, the Equity Interests in any Direct Owner of an Unencumbered Property or in any Indirect Owner of a Direct Owner thereof and the right to any income from any of the foregoing are subject to no Liens, other than Liens permitted by Section 10.1.

Section 5.11.        Licenses, Permits, Etc.  The Parent, the Company, Care GP and the Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except for those conflicts that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.12.        Compliance with Employee Benefit Plans.

(a)       Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws, except for any such failures to comply as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Each Plan that is intended to qualify under section 401(a) of the Code has received a favorable determination or opinion or advisory letter from the IRS or an application for such has been submitted to the IRS with respect thereto (or the period for such a submission has not yet lapsed) and, to the

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knowledge of the Transaction Parties, no event has occurred that could reasonably be expected to prevent, or cause the loss of, such qualification.  The Parent and each ERISA Affiliate have made all required contributions to each Pension Plan subject to section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to section 412 of the Code has been made with respect to any Pension Plan.

(b)       There are no pending or, to the knowledge of the Transaction Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)       (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under section 4007 of ERISA); (iii) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under section 4219 of ERISA, would result in such liability) under sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to sections 4069 or 4212(c) of ERISA; except in each case referred to in clauses (i) through (iv), to the extent that any such event could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)       Neither the Parent nor any ERISA Affiliate of the Parent currently maintains, or has maintained within the last six years, any Pension Plan.

(e)       The expected postretirement benefit obligation (determined as of the last day of the Parent’s most recently ended fiscal year in accordance with FASB Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent, the Company, Care GP and each Subsidiary is not Material.

(f)        The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(f) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(g)       The Parent and its Subsidiaries do not have any Non-U.S. Plans.

Section 5.13.        Private Offering.  None of the Parent, the Company or Care GP or anyone acting on their behalf has offered the Notes, the Guarantee provided for in the Guaranty Agreement or any similar Securities for sale to, or solicited any offer to buy the Notes, the

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Guarantee provided for in the Guaranty Agreement or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes and the Guarantee provided for in the Guaranty Agreement at a private sale for investment.  None of the Parent, the Company, Care GP or anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the execution and delivery of the Guaranty Agreement to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.        Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes hereunder to refinance existing Indebtedness.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 1% of the value of the consolidated assets of the Parent and its Subsidiaries and neither the Parent nor the Company has any present intention that margin stock will constitute more than 1% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.        Existing Indebtedness; Future Liens.   (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Consolidated Group as of March 31, 2016 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guarantee thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Consolidated Group.  No member of the Consolidated Group is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Consolidated Group and no event or condition exists with respect to any Indebtedness of the Consolidated Group that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)       Except as disclosed in Schedule 5.15, none of the Parent, the Company, Care GP or any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.1.

(c)       None of the Parent, the Company, Care GP or any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent, the Company, Care GP or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other Organizational Document) which limits the amount

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of, or otherwise imposes restrictions on the incurring of, Indebtedness of any Transaction Party, except as disclosed in Schedule 5.15.

Section 5.16.        Foreign Assets Control Regulations, Etc.  (a) Neither the Parent nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)           Neither the Parent nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the knowledge of the Company and each other Transaction Party, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)           No part of the proceeds from the sale of the Notes hereunder:

(i)            constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Parent or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)            will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)            will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)           The Parent and the Company have each established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17.        Status under Certain Statutes.  None of the Parent, the Company, Care GP or any Subsidiary is required to be registered as an investment company under the Investment Company Act of 1940, or is subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18.        Environmental Matters.  (a) None of the Parent, the Company, Care GP or any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Parent, the Company, Care GP or

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any Subsidiary or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)           None of the Parent, the Company, Care GP or any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)           None of the Parent, the Company, Care GP or any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)           None of the Parent, the Company, Care GP or any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)           All buildings on all real properties now owned, leased or operated by the Parent, the Company, Care GP or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19.        REIT Status.  Commencing with the taxable year ended December 31, 2015, the Parent has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code.  Parent intends to make a REIT election on its federal income tax return in respect of the taxable year ended December 31, 2015.  The Company is and has been at all times taxable as a partnership or disregarded entity, and not as a corporation (or association taxable as a corporation), for U.S. federal income tax purposes.  Care GP is an entity disregarded as separate from the Parent for U.S. federal income tax purposes.

Section 5.20.        Solvency.  Immediately after giving effect to the issuance of the Notes and the Guaranty Agreement on the date of Closing, (a) the fair value of the assets of the Transaction Parties, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Transaction Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (c) no Transaction Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the date of Closing.

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Section 5.21.        Unencumbered Properties.  Each Property identified by the Parent or the Company as an Unencumbered Property in Schedule UP satisfies the criteria set forth in the definition of Unencumbered Property Criteria.

SECTION 6.              REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.           Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes and the Guarantee provided for in the Guaranty Agreement have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes and the Parent, Care GP and the Subsidiary Guarantors, if any, are not required to register the Guarantee provided for in the Guaranty Agreement.

Section 6.2.           Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)        the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)        the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)        the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained

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by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)        the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)        the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)         the Source is a governmental plan; or

(g)        the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)        the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

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SECTION 7.              INFORMATION AS TO TRANSACTION PARTIES.

Section 7.1.           Financial and Business Information.  The Parent, the Company and Care GP shall deliver (or cause to be delivered) to each holder of a Note that is an Institutional Investor:

(a)        Quarterly Statements — as soon as available, but in any event within five (5) Business Days following the date the Parent is required to file its Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise) (commencing with the fiscal quarter ended June 30, 2016), an unaudited consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, and the related unaudited consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related unaudited statements of stockholders’ equity and cash flows for the portion of the Parent’s fiscal year then ended, setting forth in each case (commencing with the fiscal quarter ended March 31, 2016) in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, as applicable, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Parent as fairly presenting in all material respects the financial condition, results of operations, equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes;

(b)        Annual Statements — as soon as available, but in any event within five (5) Business Days following the date the Parent is required to file its Annual Report on Form 10-K (the “Form 10-K”) with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise) (commencing with the fiscal year ending December 31, 2016), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable securities laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (provided, that to the extent the components of such consolidated financial statements relating to a prior fiscal period are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements as they relate to such components);

(c)           Annual Forecast — as soon as available, but in no event later than the date the statements referred to in clause (b) above are delivered, an annual forecast of the

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Consolidated Group for the then-current fiscal year, prepared in a manner and in the form of the forecast delivered to the Purchasers prior to the date of Closing or in such other form as is reasonably acceptable to the Required Holders;

(d)        SEC and Other Notices and Reports — (i) promptly upon their becoming available, one copy of (A) each financial statement, report, notice or proxy statement sent by the Parent, the Company, Care GP or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (B) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder and excluding registration statements on Form S-8), and each final prospectus and all amendments thereto filed by Parent, the Company, Care GP or any Subsidiary with the SEC (excluding those related to plans or plan interests registered on a Form S-8 registration statement); and (ii) within five Business Days after receipt thereof by the Parent, the Company, Care GP or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any formal investigation by such agency regarding financial or other operational results of the Parent or any Subsidiary (for avoidance of doubt, excluding any ordinary course SEC comment letters);

(e)        Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer of the Parent, the Company or Care GP becomes aware of the existence of any Default or Event of Default or that any Person has given any written notice or taken any enforcement action with respect to a claimed Default hereunder or that any Person has given any notice or taken any enforcement action with respect to, or has refused to make any credit extension based on, a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(f)        Employee Benefits Matters — promptly, and in any event within five Business Days after a Responsible Officer of the Parent or the Company or any ERISA Affiliate knows or has reason to know that an ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of the Parent or any of its ERISA Affiliates in an aggregate amount exceeding $50,000,000 or the imposition of a Lien, a statement setting forth details as to such ERISA Event and the action, if any, that the Parent or ERISA Affiliate proposes to take with respect thereto, and (y) upon request by the Required Holders, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Parent or any ERISA Affiliate with the IRS with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by the Parent or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or

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governmental reports or filings relating to any Plan as the Required Holders shall reasonably request;

(g)         Notices from Governmental Authority — promptly, and in any event within 30 days after receipt thereof, a copy of any notice to the Parent, the Company, Care GP or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(h)        Debt Rating — promptly following knowledge thereof by a Responsible Officer of the Parent or the Company, a copy of any announcement by Fitch, Moody’s or S&P of any change or possible adverse change in a Debt Rating;

(i)         Material Adverse Effect; other Material Changes — promptly following knowledge thereof by a Responsible Officer of the Parent or the Company, notice of (i) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) any material change in accounting policies or financial reporting practices by the Consolidated Group or (iii) any Person or group of Persons (other than a Consolidated Party) becoming the beneficial owner of 25% or more of the Equity Interests in any Transaction Party; and

(j)        Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent, the Company, Care GP or any Subsidiary (including actual copies of the Parent’s Form 10-Q and Form 10-K and copies of management letters submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with an audit of the accounts of the Parent) or relating to the ability of (i) the Company to perform its obligations hereunder and under the Notes, (ii) the Parent or Care GP to perform its obligations hereunder and under the Guaranty Agreement or (iii) any Subsidiary Guarantor to perform its obligations under the Guaranty Agreement, in each case, as from time to time may be reasonably requested by any such holder of a Note.

Section 7.2.           Officer’s Certificate.  Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate in the form attached hereto as Exhibit B, signed by a Responsible Officer of the Parent.  In the event that the Parent, the Company, Care GP or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Officer’s Certificate as to such period shall include a reconciliation from GAAP with respect to such election.

Section 7.3.           Visitation.  The Parent and the Company shall permit the representatives of each holder of a Note that is an Institutional Investor, subject to (x) rights of tenants, (y) applicable health and safety laws, and (z) except to the extent disclosure would reasonably be

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expected to contravene attorney client privilege or similar protection or violate any confidentiality or privacy obligation or otherwise contravene applicable law):

(a)           No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent, to visit the principal executive office of the Parent, to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with officers of the Parent, and (with the consent of the Parent, which consent will not be unreasonably withheld) the Parent’s independent public accountants (provided that the Parent, the Company, Care GP and any such Subsidiaries shall have the right to participate in any such discussions) to visit the other offices and properties  of the Parent and its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)           Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the properties of the Parent and its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (provided that the Parent, the Company and Care GP shall have the right to participate in any such discussions) (and by this provision the Parent authorizes said accountants to discuss the affairs, finances and accounts of the Parent and its Subsidiaries), all at such times during normal business hours and as often as may be requested.

Section 7.4.           Electronic Delivery.  Financial statements, opinions of independent public accountants, other information and Officer’s Certificates that are required to be delivered by the Parent or the Company pursuant to Sections 7.1(a), (b), (c) or (d) and Section 7.2 shall be deemed to have been delivered if the Parent or the Company satisfies any of the following requirements with respect thereto:

(a)           such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or (d) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Parent or the Company;

(b)           the Parent shall have timely filed such Form 10—Q or Form 10—K, satisfying the requirements of Section 7.1(a) or (b), as the case may be, with the SEC on EDGAR and shall have (i) made such form available on its website, the home page of which is located at http://carecapitalproperties.com as of the date of this Agreement and (ii) shall have delivered the related Officer’s Certificate satisfying the requirements of Section 7.2 by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Parent or the Company;

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(c)           such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or (d) are timely posted by or on behalf of the Parent or the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(d)           the Parent shall have timely filed any of the items referred to in Section 7.1(d) with the SEC on EDGAR and shall have made such items available on its website on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20); provided further, that in the case of clause (c) of this Section 7.4 or, if the Parent no longer maintains the ability on the investor page of its website, which is located at http://www.carecapitalproperties.com/investors as of the date of this Agreement, to subscribe (without charge) for notice by e-mail of its SEC and other public filings, in the case of either of clauses (b)(i) or (d) of this Section 7.4, the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8.                        PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.           Required Payment at Maturity.  As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.           Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an aggregate amount not less than $1,000,000 or a higher integral multiple of $500,000 in excess thereof in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than five Business Days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the

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Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.           Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.           Maturity; Surrender, Etc.   In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.           Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least five Business Days.  If the holders of more than 50% of the principal amount then outstanding of the Notes accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.           Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

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“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

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“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.           Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.                                          AFFIRMATIVE COVENANTS.

Each of the Parent, the Company, Care GP and the other Transaction Parties, if any, covenants that so long as any of the Notes are outstanding it shall, and shall cause each Subsidiary to:

Section 9.1.           Compliance with Laws.  Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.           Insurance.  Maintain, or make contractual or other provisions to cause to be maintained, insurance with respect to its owned properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, which insurance, in the case of the Transaction Parties and their Subsidiaries, shall be, to the Parent’s and the Company’s knowledge, with financially sound and reputable insurance companies (or to the extent approved by the Required Holders in writing, any captive insurance subsidiary that is included as part of a system or systems of self-insurance and reinsurance that accords with the practice of similar businesses).

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Section 9.3.           Maintenance of Properties.  (a) Maintain, preserve and protect, or make contractual or other provisions to cause to maintain, preserve or protect, all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make, or make contractual or other provisions to cause to be made, all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.           Payment of Taxes and Claims.  Pay and discharge, or make contractual or other provisions to cause to be paid and discharged, as the same shall become due and payable, all of its material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, in each case in this Section 9.4 except in the case of an Immaterial Subsidiary where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.           Corporate Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction not prohibited by Section 10.4, or (except in the case of the Parent and the Company) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)           take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)           preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.6.           Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity in all material respects with GAAP consistently applied, shall be made of all financial transactions and matters involving the assets and business of such Transaction Party or Subsidiary, as the case may be.

Section 9.7.           Subsidiary Guarantors.  (a) It will cause each of its Subsidiaries (other than the Company and Care GP) that Guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under either Credit Agreement or any Unsecured Credit Facility to concurrently therewith deliver the following to each holder of a Note:

(i)         a joinder to the Guaranty Agreement in form and substance satisfactory to the Required Holders;

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(ii)               a certificate signed by an authorized Responsible Officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7, 5.17 and 5.20 of this Agreement (but with respect to such Subsidiary and the Guaranty Agreement);

(iii)              all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such joinder and the performance by such Subsidiary of its obligations under the Guaranty Agreement; and

(iv)              an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and the Guaranty Agreement as the Required Holders may reasonably request.

(b)           At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor (other than Care GP) that has executed and delivered the Guaranty Agreement may be discharged from all of its obligations and liabilities under the Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any obligations under either Credit Agreement or any Unsecured Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Guaranty Agreement) under the Credit Agreements or such Unsecured Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under the Guaranty Agreement, (iv) if in connection with such Subsidiary Guarantor being released and discharged under a Credit Agreement or any Unsecured Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Credit Agreement or such Unsecured Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer of the Company certifying as to the matters set forth in clauses (i) through (iv).

Section 9.8.           REIT Status; Stock Exchange Status.  It will (a) operate, and cause each of its Subsidiaries to operate, its businesses at all times so as to satisfy all requirements necessary for the Parent to qualify as a REIT under sections 856 through 860 of the Code and (b) maintain or cause to be maintained the Parent’s qualification as a REIT under sections 856 through 860 of the Code.  The Parent will at all times maintain its election to be taxed as a REIT.  The Parent will maintain adequate records so as to comply with all record-keeping requirements relating to its qualification as a REIT as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. The Parent shall remain publicly traded with securities listed on the New York Stock Exchange or the NASDAQ Stock Market.

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Section 9.9.           Most Favored Lender Provision.

(a)           If, on any date, either Credit Agreement includes Additional Covenants or Additional Defaults (including, for the avoidance of doubt, as a result any amendment to such Credit Agreement causing it to contain one or more Additional Covenants or Additional Defaults), then, prior to the fifth Business Day following the effectiveness of any such Additional Covenant(s) or Additional Default(s), (i) the Company will notify the holders of the Notes thereof, and (ii) whether or not the Company provides such notice, the terms of this Agreement shall, without any further action on the part of any Transaction Party or any holder of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default in this Agreement.  Each Transaction Party further covenants to promptly execute and deliver at its reasonable expense (including, without limitation, the reasonable and documented fees and expenses of one law firm acting as counsel for the holders of the Notes) an amendment to this Agreement in form and substance reasonably  satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults in this Agreement, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this clause (a), but shall merely be for the convenience of the parties hereto.

(b)           If after the time this Agreement is amended pursuant to clause (a) of this Section 9.9 to include in this Agreement any Additional Covenant or Additional Default (an “Incorporated Provision”) contained in the applicable Credit Agreement, such Incorporated Provision ceases to be in effect under or is deleted from each such Credit Agreement or is amended or modified for the purposes of each such Credit Agreement so as to become less restrictive with respect to the Parent and its Subsidiaries, then, the terms of this Agreement shall, without any further action on the part of any Transaction Party or any holder of a Note, be deemed to be amended automatically to delete or similarly amend or modify, as the case may be, such Incorporated Provision as in effect in this Agreement, provided that (i) no Default or Event of Default shall be in existence immediately before or after such deletion, amendment or modification (including under such Incorporated Provision otherwise to be deleted, amended or modified), (ii) if any fees or other remuneration (other than (A) commitment fees and similar fees given in consideration of a new extension of credit in connection with an extension or replacement of the applicable Credit Agreement, (B) amounts paid in satisfaction of principal or interest under the applicable Credit Agreement and (C) structuring, arrangement or similar fees solely for the account of the agent under such Credit Agreement in connection with such deletion, amendment or modification) were paid or agreed to be paid to or for the benefit of any agent or any lender, in such capacity, under such Credit Agreement with respect to causing such Incorporated Provision to cease to be in effect or be deleted or to be so amended or modified, then the Company shall have paid or agreed to pay to the holders of the Notes the same fees or other remuneration on a pro rata basis in proportion to the relative outstanding principal amounts of the Notes and the principal amount of the Indebtedness outstanding under such Credit Agreement, and (iii) the Company will notify the holders of Notes of such deletion, amendment or other modification under the applicable Credit Agreement within 30 days after the effectiveness thereof.  Notwithstanding the foregoing, no amendment to this Agreement pursuant to this clause (b) as the result of any Incorporated Provision ceasing to be in effect or being deleted, amended or otherwise modified shall cause any covenant or Event of Default in this Agreement to be less restrictive as to the Parent or its Subsidiaries than such covenant or Event

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of Default as contained in this Agreement as in effect on the date hereof, and as amended other than as the result of the application of clause (a) of this Section 9.9 originally caused by such Incorporated Provision in the applicable Credit Agreement.

SECTION 10.                                   NEGATIVE COVENANTS.

Each of the Parent, the Company, Care GP and the other Transaction Parties, if any, covenants that, so long as any of the Notes are outstanding:

Section 10.1.        Liens.  It will not, and will not permit any Subsidiary to:

(a)           secure any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any Guarantee delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in form and substance, including an intercreditor agreement and opinions of counsel to the Parent, the Company, Care GP and/or any such Subsidiary, as the case may be, that is reasonably acceptable to the Required Holders, provided that in no event shall the obligations under any agreements creating or evidencing Unsecured Debt constitute such secured Indebtedness as a result of any security interest granted to any agent, any issuer of a letter of credit thereunder or any swing line lender thereunder, solely in any cash collateral established for the purpose of securing obligations in respect of letter of credit and/or swing line loans thereunder pursuant to a customary “defaulting lender” provision; and provided, further, that in the case of other cash collateral required to be provided under such Material Credit Facility in respect of letters of credit, swing line loans and/or exchange rate fluctuations with respect to credit extensions under such Material Credit Facility, the Parent, the Company and Care GP shall be deemed to have satisfied the requirements of this clause (a) if cash collateral in an amount proportional (based on the then outstanding principal amount of the credit extensions under such Material Credit Facility and the then outstanding principal amount of the Notes) to the amount of cash collateral so provided under such Material Credit Facility is concurrently pledged to the holders of Notes or their designee pursuant to documentation reasonably acceptable to the Required Holders in form and substance; or

(b)           directly or indirectly create, incur, assume or suffer to exist any Lien or Negative Pledge upon (x) any Unencumbered Property, (y) the Equity Interests in any Direct Owner of an Unencumbered Property or in any Indirect Owner of a Direct Owner thereof or (z) the right to any income from any of the foregoing other than, in the case of this clause (b), the following:

(A)          Liens and Negative Pledges, if any, pursuant to any Transaction Document;

(B)          Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

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(C)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(D)          inchoate Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, or to secure statutory obligations, other than any Lien imposed by ERISA;

(E)           the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business;

(F)           easements, rights-of-way, restrictions, title defects and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(G)          any Negative Pledge permitted under Section 10.11; and

(H)          Liens securing judgments for the payment of money not constituting an Event of Default under Section 11(i) or securing appeal or other surety bonds related to such judgments.

Section 10.2.        Investments.  It will not, and will not permit any Subsidiary to, directly or indirectly, make or allow:

(a)           Investments in unimproved land holdings (including through the purchase or other acquisition of all of the Equity Interests of any Person that owns unimproved land holdings) such that the GAAP book value of the Consolidated Group’s interest in all such unimproved land holdings would at any time exceed (i) 5% of Consolidated Total Asset Value or (ii) taken together with all Investments of the types described in clauses (b) through (d) of this Section 10.2, 30% of Consolidated Total Asset Value;

(b)           Investments consisting of mortgage loans, mezzanine loans and notes receivable (other than intercompany loans and advances among Consolidated Parties) such that the GAAP book value of the Consolidated Group’s interest in all such mortgage loans, mezzanine loans and notes receivable would at any time exceed (i) 30% of Consolidated Total Asset Value or (ii) taken together with all Investments of the types described in clauses (a), (c) and (d) of this Section 10.2, 30% of Consolidated Total Asset Value;

(c)           Investments in Properties that are under construction or development, but not yet substantially complete such that occupancy is not viable (excluding for the avoidance of doubt

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Properties under renovation) such that the undepreciated GAAP book value of the Consolidated Group’s interest in all such Properties would at any time exceed (i) 10% of Consolidated Total Asset Value and (ii) taken together with all Investments of the types described in clauses (a), (b) and (d) of this Section 10.2, 30% of Consolidated Total Asset Value;

(d)           Investments in Unconsolidated Affiliates (including through the purchase or other acquisition of Equity Interests of any Unconsolidated Affiliate) such that the GAAP book value of the Consolidated Group’s interest in all such Unconsolidated Affiliates would at any time exceed (i) 20% of Consolidated Total Asset Value and (ii) taken together with all Investments of the types described in clauses (a) through (c) of this Section 10.2, 30% of Consolidated Total Asset Value;

provided that, notwithstanding the foregoing, in no event shall any Investment of the types described in this Section 10.2 be consummated if (i) immediately before or immediately after giving effect thereto, a Default or Event of Default shall have occurred and be continuing or would result therefrom or (ii) the Transaction Parties would not be in compliance, on a Pro Forma Basis, with the provisions of Section 10.10.

For purposes of this Section 10.2, determinations of whether an Investment of the types described in clauses (a) through (d) is permitted to be made or allowed will be made after giving effect to the subject Investment.

Section 10.3.        Indebtedness.  It will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under the Transaction Documents;

(b)           Indebtedness under the Credit Agreements, provided that, immediately after giving effect to the incurrence of such Indebtedness, the Transaction Parties are in compliance, on a Pro Forma Basis, with the provisions of Section 10.10;

(c)           Indebtedness existing on the date hereof and listed on Schedule 5.15; and

(d)           other Indebtedness; provided that (i) at the time of the incurrence of such Indebtedness and after giving effect thereto (including any Liens associated therewith) no Event of Default has occurred and is continuing or would result therefrom, (ii) with respect to obligations of a Transaction Party in respect of Swap Contracts, such Swap Contracts shall be entered into in order to manage existing or anticipated risk and not for speculative purposes and (iii) immediately after giving effect to the incurrence of such Indebtedness, the Transaction Parties shall be in compliance, on a Pro Forma Basis, with the provisions of Section 10.10.

Section 10.4.        Fundamental Changes.  It will not, and will not permit any Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

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(a)           so long as no Event of Default exists or would result therefrom, any Subsidiary of the Company may merge or consolidate with (i) the Parent or the Company, provided that the Parent or the Company, as applicable, shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries of the Company; provided that if any Subsidiary Guarantor is merging or consolidating with another Subsidiary of the Company that is not a Subsidiary Guarantor, the Subsidiary Guarantor party to such merger or consolidation shall be the continuing or surviving Person;

(b)           so long as no Event of Default exists or would result therefrom, any Subsidiary (other than the Company) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must be a Subsidiary Guarantor;

(c)           any Subsidiary (other than the Company and Care GP) may merge with or into, consolidate with or amalgamate with any Person in order to consummate an Investment permitted by Section 10.2 or a Disposition not prohibited by Section 10.5;

(d)           so long as no Event of Default exists or would result therefrom, any Subsidiary (other than the Company and Care GP) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Person other than the Company or another Subsidiary; provided that immediately upon giving effect to such Disposition, the Transaction Parties shall be in compliance, on a Pro Forma Basis, with the provisions of Section 10.10; and

(e)           any Subsidiary (other than the Company and Care GP) may liquidate, wind-up or dissolve if the Parent determines in good faith that such liquidation, winding up or dissolution is in the best interests of the Transaction Parties and is not materially disadvantageous to the holders of Notes.

Notwithstanding anything to the contrary contained herein, in no event shall the Parent, the Company or Care GP be permitted to engage in any transaction pursuant to which it is reorganized or reincorporated in any jurisdiction other than a state of the United States or the District of Columbia.

Section 10.5.        Dispositions.  It will not, and will not permit any Subsidiary to, directly or indirectly, make any Disposition not otherwise permitted under Section 10.4, or, in the case of any Subsidiary of the Parent, issue, sell or otherwise dispose of any of such Subsidiary’s Equity Interests to any Person, unless:

(a)           no Event of Default has occurred and is continuing immediately before and after such Disposition; and

(b)           immediately upon giving effect to such Disposition, the Transaction Parties shall be in compliance, on a Pro Forma Basis, with the provisions of Section 10.10.

Section 10.6.        Restricted Payments.  It will not, and will not permit any Subsidiary to, directly or indirectly, declare or make any Restricted Payment, or incur any obligation

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(contingent or otherwise) to do so, if any Event of Default shall have occurred and be continuing or would result therefrom; provided that so long as an Event of Default under Section 11(a), (b), (g) or (h) shall not have occurred and be continuing and would not result therefrom and none of the obligations under the Notes or any other Transaction Document have been accelerated under Section 12.1, the Parent and the Company may declare and pay (i) any Restricted Payment required to qualify and maintain the Parent’s qualification as a REIT and (ii) any Restricted Payment required to avoid the payment of federal or state income or excise tax.  Notwithstanding the foregoing, the Parent may at any time make distributions payable solely in the form of common stock.

Section 10.7.        Change in Nature of Business.  It will not, and will not permit any Subsidiary to, directly or indirectly, engage in any material line of business other than Permitted Businesses.

Section 10.8      Transactions with Affiliates.  It will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction of any kind with any Affiliate of a Transaction Party, whether or not in the ordinary course of business, except (a) transactions on fair and reasonable terms substantially as favorable to the Transaction Party or such Subsidiary as would be obtainable by the Transaction Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate or (b) payments of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship in the ordinary course of business, (c) payments of Restricted Payments permitted by this Agreement, (d) Investments permitted by this Agreement, or (e) transactions between or among the Parent, the Company, Care GP, any Subsidiary Guarantor and any wholly-owned Subsidiary.

Section 10.9.        Economic Sanctions, Etc.  It will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder of Notes or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.10.      Financial Covenants.  It will not:

(a)           Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio to be greater than 60% as of the end of any fiscal quarter of the Parent.  Notwithstanding the foregoing, such ratio may increase to 65% for any fiscal quarter in which a Significant Acquisition occurs and for the two consecutive full fiscal quarters immediately thereafter.

(b)           Consolidated Secured Debt Leverage Ratio.  Permit the Consolidated Secured Debt Leverage Ratio to be greater than 30% as of the end of any fiscal quarter of the Parent.

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(c)           Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as of the end of any fiscal quarter of the Parent.

(d)           Consolidated Unsecured Leverage Ratio.  Permit the Consolidated Unsecured Leverage Ratio to be greater than 60% as of the end of any fiscal quarter of the Parent.  Notwithstanding the foregoing, such ratio may increase to 65% for any fiscal quarter in which a Significant Acquisition occurs and for the two consecutive full fiscal quarters immediately thereafter.

(e)           Consolidated Adjusted Net Worth.  Permit the Consolidated Adjusted Net Worth to be, at any time, less than the sum of (i) an amount equal to $1,250,000,000 plus (ii) an amount equal to 75% of the net proceeds received by the Parent from any offerings of Equity Interests of the Parent occurring after the last day of the Parent’s fiscal quarter most recently ended prior to August 17, 2015 in respect of which financial statements are available (other than proceeds received or expected to be received within 90 days before or after the redemption, retirement or repurchase of Equity Interests in the Parent up to the amount paid by the Parent in connection with such redemption, retirement or repurchase, in each case where, for the avoidance of doubt, the net effect is that the Parent shall not have increased its net worth as a result of any such proceeds (less the amount of any proceeds that were expected to be, but were not, received within 90 days after any such redemption, retirement or repurchase)).

(f)            Consolidated Unsecured Interest Coverage Ratio.  Permit the Consolidated Unsecured Interest Coverage Ratio to be less than 2.00 to 1.00 as of the end of any fiscal quarter of the Parent.

(g)           Consolidated Unencumbered Debt Yield.  Permit the Consolidated Unencumbered Debt Yield to be less than 12% as of the end of any fiscal quarter of the Parent.

Section 10.11.      Burdensome Agreements.  It will not, and will not permit any Subsidiary to, directly or indirectly, enter into any Contractual Obligation that prohibits, in whole or in part, (a) any wholly-owned Subsidiary making Restricted Payments to the Company or any other Transaction Party, (b) any wholly-owned Subsidiary (other than an Excluded Subsidiary) transferring assets or properties to the Company or any other Transaction Party, (c) any wholly-owned Domestic Subsidiary (other than an Excluded Subsidiary) Guaranteeing any obligations under the Notes (or any Guarantee entered into in connection therewith) or (d) any Transaction Party creating, incurring, assuming or suffering to exist Liens on any (i) Unencumbered Property, (ii) the Equity Interests in any Direct Owner of any Unencumbered Property or in any Indirect Owner of a Direct Owner thereof or (iii) the right to any income from any of the foregoing to secure the obligations under the Notes (or any Guarantee entered into in connection therewith), other than (w) this Agreement or any other Transaction Document, (x) the Credit Agreements or any other Loan Document (as defined in the applicable Credit Agreement), each as in effect on the date of Closing, (y) pursuant to any Permitted Pari Passu Provision, and (z) as required by or pursuant to applicable Law; provided that (i) clause (b) of this Section 10.11 shall not prohibit limitations or restrictions contained in (A) any agreement governing purchase money Liens or capital lease obligations otherwise permitted under this Agreement (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (B) rights of

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first refusal, rights of first offer, purchase options and similar rights that do not materially detract from the value of the property subject thereto, (C) leases, subleases, licenses and sublicenses, in each case so long as such restrictions relate to the assets subject thereto or (D) provisions restricting assignment of any agreement (including, without limitation, any such provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses or similar agreement) entered into in the ordinary course of business; (ii) clauses (a), (b) and (d) of this Section 10.11 shall not prohibit any agreement relating to the sale or any other Disposition of any Subsidiary or any assets pending such sale or other Disposition, provided that, in any such case, such restrictions apply only to the Subsidiary or the assets that are the subject of such sale or other Disposition and such sale or other Disposition is permitted hereunder; (iii) clauses (a), (b) and (c) of this Section 10.11 shall not prohibit, limitations or restrictions provided in favor of any holder of Secured Debt that is owed to a non-Affiliate of the Company and that is permitted under Section 10.3 (provided that any Negative Pledge thereunder shall only be effective against the assets or property securing such Indebtedness or the Equity Interests in any owner of the assets or property securing such Indebtedness or in any indirect owner (other than the Company or any other Transaction Party) of such owner).

Section 10.12.      Amendments of Organizational Documents.  It will not, and will not permit any Subsidiary to, at any time cause or permit any of its Organization Documents to be modified, amended or supplemented in any respect whatsoever, without, in each case, the express prior written consent or approval of the Required Holders, if such changes would adversely affect in any material respect the rights of any holder of a Note hereunder or under any of the other Transaction Documents.

Section 10.13.      Accounting Changes.  It will not, and will not permit any Subsidiary to, make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, FASB, the SEC or any other regulatory body, or otherwise to the extent required pursuant to applicable Law, or (b) fiscal year.

Section 10.14.      Environmental Laws.  It will not, and will not permit any Subsidiary or any other Person, using commercially reasonable efforts in the case of any Person not under the control of a Transaction Party, to, generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Property or transport or permit the transportation of Hazardous Materials to or from any such Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except where any such use, generation, conduct or other activity has not had and could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 11.                                   EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)        the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

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(b)        the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)        the Transaction Parties or any of their Subsidiaries fail to perform or observe any term, covenant or agreement contained in Section 7.1(a), (b), (c), (e) or (j), Section 7.2, Section 9.5 (solely with respect to the Transaction Parties), Section 9.7 or Section 10 or any Additional Covenant (subject to the grace period, if any, applicable to such Additional Covenant in the applicable Credit Agreement); or

(d)        (i) the Parent, Care GP or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in the Guaranty Agreement or (ii) the Parent, the Company or Care GP defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days (or 60 days if such failure is susceptible of being remedied within 60 days and the Parent or its Subsidiaries, as applicable, are diligently proceeding to remedy such failure) after the earlier of (x) a Responsible Officer of the Parent or the Company obtaining actual knowledge of such default and (y) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)        any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Transaction Party in this Agreement or any other Transaction Document or in any document delivered in connection herewith or therewith shall be incorrect in any material respect (or, to the extent qualified by materiality, shall be incorrect in any respect) when made or deemed made; or

(f)        (i) any Transaction Party or any Subsidiary fails (after giving effect to any notice or grace periods applicable thereto) to make any required payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Recourse Indebtedness or fails to observe or perform any other agreement or condition relating to any such Material Recourse Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Recourse Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Recourse Indebtedness pursuant to the terms thereof to be demanded or to become due or to require such Transaction Party or Subsidiary to repurchase, prepay, defease or redeem (automatically or otherwise) or make an offer to repurchase, prepay, defease or redeem such Material Recourse Indebtedness pursuant to the terms thereof, prior to its stated maturity; or (ii) any Transaction Party or any Subsidiary fails (after giving effect to any notice or grace periods applicable thereto) to make any required payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Non-Recourse Indebtedness or fails to observe or perform any other agreement or condition relating to any such Material Non-

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Recourse Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Non-Recourse Indebtedness to cause, with the giving of notice if required, such Material Non-Recourse Indebtedness pursuant to the terms thereof to be demanded or to become due or to require such Transaction Party or Subsidiary to repurchase, prepay, defease or redeem (automatically or otherwise) or make an offer to repurchase, prepay, defease or redeem such Material Non-Recourse Indebtedness pursuant to the terms thereof, prior to its stated maturity; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Transaction Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Transaction Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by a Transaction Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that this clause (f) shall not apply to (x) Secured Debt that becomes due and payable as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is assumed or repaid in full when required under the documents providing for such Indebtedness, (y) any redemption, repurchase, conversion or settlement with respect to any convertible debt security which is consummated in accordance with the terms of such convertible debt security, unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (z) any early payment requirement or unwinding or termination with respect to any Swap Contract (A) not arising out of a default by any Transaction Party and (B) to the extent that such Swap Termination Value owed has been paid in full by such Transaction Party when due; or

(g)         any Transaction Party or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged, undismissed or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undischarged, undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(h)        (i) any Transaction Party or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

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(i)            there is entered against any Transaction Party or any Material Subsidiary (i) one or more final non-appealable judgments or orders that have not been discharged for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $50,000,000 (to the extent (A) not covered by independent third-party insurance as to which the insurer does not dispute coverage or (B) for which the applicable Transaction Party or Material Subsidiary has not been indemnified), or (ii) any one or more non-monetary final non-appealable judgments that have not been discharged and that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(j)        an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of a Transaction Party under Title IV of ERISA to such Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000; or

(k)        any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all of the obligations, shall cease to be in full force and effect, any Transaction Party or any Person acting on behalf of any Transaction Party shall contest in any manner the validity or enforceability of any material provision of any Transaction Document, or any Transaction Party denies that it has any or further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any material provision of any Transaction Document; or

(l)         there occurs any Change of Control.

For purposes of clauses (g), (h) and (i) above, no Event of Default shall be deemed to have occurred with respect to a Material Group unless the type of event specified therein has occurred with respect to each Subsidiary that is a member of such Material Group.

SECTION 12.                                   REMEDIES ON DEFAULT, ETC.

Section 12.1.        Acceleration.  (a)  If an Event of Default with respect to any Transaction Party described in Section 11(g) or (h) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)           If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued

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thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.        Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or the Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.        Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.        No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, the Guaranty Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

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SECTION 13.                                   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.        Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.        Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 and 6.2 and to have agreed to comply with the provisions of Section 20.  If any proposed transferee of the Notes indicates that such transferee is relying on any representation contained in Section 6.2(c), (d), (e) or (g) and makes a disclosure to the Company under one of such clauses, the Company shall deliver as soon as reasonably possible, but in any event within five Business Days, after receiving such disclosure a certificate, which shall state either that (i) the Company is neither a party in interest nor a “disqualified person” (as defined in section 4975(e)(2) of the Code), with respect to any plan identified pursuant to Section 6.2(c), (e) or (g), or (ii) with respect to any plan identified pursuant to Section 6.2(d) neither the Company nor any “affiliate” (as defined in Part VI(c)(1) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to Section 6.2(d) or to negotiate the terms of

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said QPAM’s management agreement on behalf of any such identified plan or (iii) it cannot make one of the statements under the foregoing clause (i) or (ii) and stating the reason the Company cannot make such statement, and, in the event of this clause (iii), unless the proposed transferee provides a written representation that its acquisition of such Note will not be a Prohibited Transaction Acquisition (as defined below), such transfer will not be made if the Company reasonably determines that the proposed transfer would be reasonably likely to constitute a Prohibited Transaction Acquisition.  A “Prohibited Transaction Acquisition” shall mean an acquisition of a Note by a transferee that will be subject to the provisions of section 406 of ERISA or in connection with which a tax could be imposed under section 4975(c)(1)(A)-(D) of ERISA.

Section 13.3.        Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)           in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)           in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.                                   PAYMENTS ON NOTES.

Section 14.1.        Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.        Payment by Wire Transfer.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the

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presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3.        FATCA Information.  By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder.  Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15.                                   EXPENSES, ETC.

Section 15.1.        Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees of one law firm acting as special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions (provided that the Company shall not be required to reimburse the Purchasers for expenses (other than fees and expenses of the Purchasers’ special counsel) incurred on or prior to the date of Closing in excess of $10,000 in the aggregate) and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and

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expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Parent, the Company, Care GP or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Guaranty Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided that such costs and expenses under this clause (c) shall not exceed $1,500.  If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2.        Certain Taxes.  The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the Guaranty Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Parent, the Company, Care GP or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or the Guaranty Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3.        Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Guaranty Agreement or the Notes, and the termination of this Agreement.

SECTION 16.                                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Parent, the Company or Care GP pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the

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Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Parent, the Company and Care GP and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.                  AMENDMENT AND WAIVER.

Section 17.1.                         Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Parent, the Company, Care GP and the Required Holders, except that:

(a)                     no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)                     no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2, 11(a), 11(b), 12, 17 or 20).

Section 17.2.                         Solicitation of Holders of Notes.

(a)                    Solicitation.  The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Guaranty Agreement.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or the Guaranty Agreement to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                    Payment.  No Transaction Party will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of the Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)                     Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 or the Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) the Parent, Care GP, any Subsidiary or any other Affiliate or (iii)

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any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.                         Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 or the Guaranty Agreement applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Parent, the Company and Care GP without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Parent, the Company and/or Care GP, on the one hand, and any holder of a Note, on the other hand, and no delay in exercising any rights hereunder or under any Note or the Guaranty Agreement shall operate as a waiver of any rights of any holder of such Note.

Section 17.4.                         Notes Held by a Transaction Party, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in the Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Transaction Party or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.                                   NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid).  Any such notice must be sent:

(i)                                     if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)                                  if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)                               if to the Parent, the Company or Care GP, at its address set forth at the beginning hereof to the attention of the Chief Financial Officer of the Parent, with a copy

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to the General Counsel of the Parent, or at such other address as such Person shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.                                   REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Parent, the Company and Care GP each agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Parent, the Company, Care GP or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.                                   CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Transaction Party or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Transaction Party or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by a Transaction Party, any Subsidiary, any representative of the foregoing or any Person known by such Purchaser to be bound by a duty of confidentiality to a Transaction Party or Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who are informed of the confidential nature of such information and instructed to hold confidential the Confidential Information in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any

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participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of a Transaction Party (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate, based on the advice of counsel, (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party (and, without limiting clause (z) below, each Purchaser agrees to notify the Company within a reasonable period in advance of such disclosure to the extent not prohibited by applicable Law) or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Guaranty Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to any Transaction Party or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Parent, the Company and Care GP, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.                                   SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to

44

refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.                                   MISCELLANEOUS.

Section 22.1.                         Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, none of the Parent, the Company or Care GP may assign or otherwise transfer any of its rights or obligations hereunder or under the Notes or the Guaranty Agreement, as applicable, without the prior written consent of each holder.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2.                         Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP; provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Company or the Required Holders shall so request, the holders of the Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders of Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  For purposes of determining compliance with this Agreement (including Section 9, Section 10, the definition of “Indebtedness” and any Additional Covenant), any election by the Parent, the Company or Care GP to measure any financial liability using fair value (as permitted by FASB Accounting Standards Codification Topic No. 825-10-25 — Fair Value Option, International Accounting Standard 39 — Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.  Determinations of the calculation of and compliance with the Consolidated Fixed Charge Coverage Ratio, Consolidated Unsecured Interest Coverage Ratio and Consolidated Unencumbered Debt Yield financial covenants hereunder shall be made on a Pro Forma Basis.

Section 22.3.                         Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

45

Section 22.4.                         Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.5.                         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.                         Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.                         Jurisdiction and Process; Waiver of Jury Trial.  (a) Each of the Parent, the Company and Care GP irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, each of the Parent, the Company and Care GP irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(b)                    Each of the Parent, the Company and Care GP agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)                     Each of the Parent, the Company and Care GP consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  Each of the Parent, the Company and Care GP agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)                     Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Parent, the Company or Care GP in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)                      The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*    *    *    *    *

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Parent, the Company and Care GP.

Very truly yours,

CARE CAPITAL PROPERTIES, LP

By:	Care Capital Properties GP, LLC,
its General Partner

By	/s/ Lori B. Wittman
Name: Lori B. Wittman
Title: Vice President and Treasurer

CARE CAPITAL PROPERTIES, INC.

By	/s/ Lori B. Wittman
Name: Lori B. Wittman
Title: Executive Vice President and Chief Financial Officer

CARE CAPITAL PROPERTIES GP, LLC

By	/s/ Lori B. Wittman
Name: Lori B. Wittman
Title: Vice President and Treasurer

[Signature Page to Note Purchase Agreement]

This Agreement is hereby
accepted and agreed to as
of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

	By:	/s/ David Quackenbush
Name: David Quackenbush
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

	By:	Prudential Investment Management Japan
Co., Ltd. (as Investment Manager)

	By:	PGIM, Inc. (as Sub-Adviser)

	By:	/s/ David Quackenbush
Name: David Quackenbush
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

	By:	PGIM, Inc. (as Investment Manager)

	By:	/s/ David Quackenbush
Name: David Quackenbush
Vice President

[Signature Page to Note Purchase Agreement]

MUTUAL OF OMAHA INSURANCE COMPANY
UNITED OF OMAHA LIFE INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ David Quackenbush
Name: David Quackenbush
Vice President

PENSIONSKASSE DES BUNDES PUBLICA

By:	PGIM LIMITED, as Investment Manager

By:	Pricoa Capital Group Limited
(as Sub- Advisor)

By:	/s/ Tolgar Sirvanci
Name: Tolgar Sirvanci
Director

[Signature Page to Note Purchase Agreement]

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Covenant” means any affirmative or negative covenant or similar restriction contained in a Credit Agreement applicable to the Parent or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which (as determined after giving effect to any defined terms used therein) either (i) is similar to that of any covenant in Section 9 or Section 10, or related definitions contained in this Agreement, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive as to the Parent or any Subsidiary or more beneficial to the holder or holders of any Indebtedness under such Credit Agreement than as set forth herein (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in Section 9 or Section 10 (as determined after giving effect to the related definitions contained herein).

“Additional Default” means any provision contained in a Credit Agreement, which (as determined after giving effect to any defined terms used therein) permits the holder or holders of any Indebtedness under such Credit Agreement or any agent or trustee for such holder or holders to accelerate (with the passage of time or giving of notice or both) the maturity thereof (or automatically causes such Indebtedness to so accelerate) and which either (i) is similar to any Event of Default contained in Section 11, or related definitions contained herein, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive as to the Parent or any Subsidiary, have a shorter grace period or are more beneficial to the holders of such Indebtedness than as set forth herein (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Event of Default contained in Section 11 (as determined after giving effect to the related definitions contained herein).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Parent, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Parent or any Subsidiary or any Person of which the Parent and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Parent.

“Agreement” means this Note Purchase Agreement, including all Schedules and Exhibits attached to this Agreement.

SCHEDULE A
(to Note Purchase Agreement)

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Bank Agent” means, as the context requires, Bank of America, N.A. or Capital One, National Association, in each case as administrative agent under the applicable Credit Agreement, and any successor thereto in such capacity.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. § 101 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Chicago, Illinois are required or authorized to be closed.

“Called Principal” is defined in Section 8.6.

“Capitalization Rate” means 10.0% for all Government Reimbursed Properties and 7.5% for all Non-Government Reimbursed Properties; provided that, in each case at any time a Credit Agreement provides for a “capitalization rate” or similar rate other than the foregoing percentage for the applicable property, the applicable Capitalization Rate hereunder shall be (a) if such other rate is the same in both Credit Agreements, such other rate, or (b) if one Credit

Agreement uses a different “capitalization rate” or similar rate than the rate used in the other Credit Agreement, the higher of such two rates in the Credit Agreements.

“Care GP” is defined in the first paragraph of this Agreement.

“Change of Control” means an event or series of events by which:

(a)                                 any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and the Company shall not have repaid the outstanding principal amount of the Notes, all accrued interest thereon and the Make-Whole Amount determined in respect of such principal amount and other obligations owing under the Transaction Documents in full in cash within 45 days after such Person or Affiliated Group shall have acquired such percentage of such equity securities; or

(b)                                 Care GP ceases to be the sole general partner of the Company; or

(c)                                  the Parent ceases to own directly 100% of the Equity Interests of Care GP or ceases to own, directly or indirectly, 75% or more of the Equity Interests of the Company; or

(d)                                 during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consolidated Adjusted Net Worth” means, as of any day for the Consolidated Group, the sum of (a) total shareholders’ equity or net worth plus (b) accumulated depreciation and accumulated amortization in each case, determined on a consolidated basis in accordance with GAAP, minus (c) assets that are considered to be intangible assets under GAAP, excluding lease intangibles; but excluding, in any event, for purposes hereof, unrealized gains and losses on Swap Contracts reported on a consolidated balance sheet as accumulated other comprehensive income or loss.

“Consolidated EBITDA” means, for any period for the Consolidated Group, the sum of Consolidated Net Income plus, without duplication, to the extent deducted in computing Consolidated Net Income, (a) amortization and depreciation expense, (b) other non-cash charges, (c) Consolidated Interest Expense, (d) provision for taxes, and (e) minority interest expense attributable to non-wholly owned Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) extraordinary gains and losses and related tax effects thereon, (ii) non-cash impairment charges, (iii) non-cash stock or option based compensation, (iv) other non-cash gains and losses and related tax effects thereon, and (v) merger-related expenses and deal costs, including transition and integration expenses related to consummated transactions and costs related to acquisitions and investments not permitted to be capitalized pursuant to GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the four consecutive fiscal quarters ending on such date to (b) Consolidated Fixed Charges for the four consecutive fiscal quarters ending on such date.

“Consolidated Fixed Charges” means, for any period for the Consolidated Group, the sum of, without duplication, (a) Consolidated Interest Expense, plus (b) scheduled principal payments on Consolidated Total Indebtedness (excluding any balloon or final payment) during the applicable period, plus (c) cash dividends and distributions on preferred stock of the Parent, if any, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) gains and losses from unwinding or break-funding of Swap Contracts, (ii) write-offs of unamortized deferred financing fees, (iii) prepayment fees, premiums and penalties, and (iv) other unusual or non-recurring items as are reasonably acceptable to the Required Holders.

“Consolidated Group” means the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period for the Consolidated Group, interest expense determined in accordance with GAAP, but including, in any event, the interest component under capital leases and the implied interest component under securitization transactions and excluding, in any event, amortization of deferred financing fees, amortization of debt discounts and swap breakage costs.

“Consolidated Net Income” means, for any period for the Consolidated Group, net income or loss determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (a) the income or loss of any Person that is not a Consolidated Party in which any

Consolidated Party has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to Consolidated Parties by such Person during such period, (b) the income or loss of any Person accrued prior to the date that it became a Consolidated Party or that such Person’s assets were acquired by a Consolidated Party (except as otherwise required in connection with Section 22.2), and (c) any net after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income.

“Consolidated Party” means a member of the Consolidated Group.

“Consolidated Secured Debt” means the aggregate principal amount of Consolidated Total Indebtedness that is Secured Debt.

“Consolidated Secured Debt Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Secured Debt outstanding on such date to (b) Consolidated Total Asset Value as of such date.  Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, (i) Consolidated Secured Debt on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Consolidated Secured Debt outstanding on such date that by its terms is scheduled to mature on or before the date that is 24 months following such date and (y) the aggregate amount of all unrestricted cash and cash equivalents on such date and escrow and other deposits (excluding unrestricted cash and cash equivalents and escrow and other deposits deducted from the calculation of Consolidated Unsecured Debt to determine the Consolidated Unencumbered Debt Yield as of the last day of such fiscal quarter) to the extent available for the repayment of Consolidated Secured Debt of the type described in clause (x) and (ii) Consolidated Total Asset Value shall be adjusted by deducting therefrom the amount by which Consolidated Secured Debt is adjusted under clause (i).

“Consolidated Total Asset Value” means, with respect to the Consolidated Group at any time, the sum (without duplication) of the following: (a) an amount equal to (i) NOI derived from each Property for the fiscal quarter most recently ended on or prior to such date of determination (for Properties owned or ground leased for all of the four fiscal quarter period then ended (it being understood and agreed that all Properties owned or leased as of August 17, 2015 (other than the Properties set forth on Schedule EP) shall be subject to this clause (a)), multiplied by four, divided by (ii) the Capitalization Rate for each such Property, (b) the acquisition price paid for each Property acquired during the four fiscal quarter period most recently ended (it being understood and agreed that all Properties identified on Schedule EP shall be subject to this clause (b) as of the date of Closing), (c) the aggregate amount of unrestricted cash and cash equivalents as of the end of the fiscal quarter most recently ended on or prior to such date of determination, (d) the undepreciated GAAP book value of the Consolidated Group’s interest in real property assets that are under construction or development (other than Properties under renovation) but not yet substantially complete such that occupancy is not viable, (e) the GAAP book value of the Consolidated Group’s interest in unimproved land holdings, (f) the GAAP book value of the Consolidated Group’s interest in all mortgages, mezzanine loans and notes receivable, and (g) the Consolidated Parties’ pro rata share of the foregoing items and components attributable to interests in Unconsolidated Affiliates.

“Consolidated Total Indebtedness” means, as of any day for the Consolidated Group, the sum (without duplication) of (a) the Indebtedness of the Consolidated Group and (b) the Consolidated Parties’ pro rata share of Indebtedness of Unconsolidated Affiliates attributable to the Consolidated Parties’ interests in Unconsolidated Affiliates; provided that Consolidated Total Indebtedness shall not include security deposits, accounts payable, accrued liabilities and prepaid rents, any intracompany debt, or dividends and distributions declared but not payable, each as defined in accordance with GAAP.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Indebtedness to (b) Consolidated Total Asset Value.

“Consolidated Unencumbered Debt Yield” means, as of any date of determination, the ratio of (a) Unencumbered NOI for the then most recently completed period of four consecutive fiscal quarters plus interest income from unencumbered Qualified Mortgage Loan Receivables (provided, however, the aggregate amount of Qualified Mortgage Loan Receivables attributable to second mortgages or second deeds of trust shall not exceed $150,000,000) for the then most recently completed period of four consecutive fiscal quarters to (b) the Consolidated Unsecured Debt as of the last day of the then most recently completed fiscal quarter.  Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, Consolidated Unsecured Debt on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (i) the aggregate amount of Consolidated Unsecured Debt outstanding on such date that by its terms is scheduled to mature on or before the date that is 24 months following such date and (ii) the aggregate amount of all unrestricted cash and cash equivalents (excluding unrestricted cash and cash equivalents and escrow and other deposits deducted from the calculation of Consolidated Secured Debt to determine the Consolidated Secured Debt Leverage Ratio as of the last day of such fiscal quarter) to the extent available for the repayment of Consolidated Unsecured Debt of the type described in clause (i).

“Consolidated Unsecured Debt” means, at any time, the portion of Consolidated Total Indebtedness that is not Consolidated Secured Debt.

“Consolidated Unsecured Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Unencumbered NOI for the four consecutive fiscal quarters most recently ended to (b) Consolidated Unsecured Interest Expense for the four consecutive fiscal quarters most recently ended (calculated as of the last day of each of the first four fiscal quarters ended after August 17, 2015 on an annualized basis reasonably acceptable to the Required Holders for the four quarter period then ended).

“Consolidated Unsecured Interest Expense” means, for any period, the portion of Consolidated Interest Expense for such period attributable to Consolidated Unsecured Debt.

“Consolidated Unsecured Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of Consolidated Unsecured Debt to Unencumbered Total Asset Value.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Parent and any of their or the Parent’s respective Controlled Affiliates and (b) if the Parent has a parent company, such parent company and its Controlled Affiliates.

“Credit Agreements” means (a) the Credit and Guaranty Agreement dated as of August 17, 2015 among the Parent, the Company, various Subsidiaries of the Company, various financial institutions and Bank of America, N.A., as administrative agent, and (b)  the Term Loan and Guaranty Agreement dated as of January 29, 2016 among the Parent, the Company, various Subsidiaries of the Company, various financial institutions and Capital One, National Association, as administrative agent, including, in each case, any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Customary Recourse Carveouts” means, with respect to any Non-Recourse Indebtedness, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness for fraud, misrepresentation, misapplication of funds, waste, environmental claims, voluntary bankruptcy, collusive involuntary bankruptcy, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of commercial real estate.

“Debt Rating” means, as of any date of determination, a rating as determined by any of Fitch, Moody’s and/or S&P of the Company’s non-credit enhanced, senior unsecured long-term debt.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest determined pursuant to clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in Chicago, Illinois as its “base” or “prime” rate.

“Direct Owner” is defined in the definition of “Unencumbered Property Criteria.”

“Disclosure Documents” is defined in Section 5.3.

“Discounted Value” is defined in Section 8.6.

“Disposition” or “Dispose” means the sale, transfer or assignment (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in any case other than sales or other dispositions of assets in the ordinary course of business.

“Domestic Subsidiary” means a Subsidiary that is organized under the laws of any state within the United States (other than any Subsidiary of any other Subsidiary that is organized under the laws of any jurisdiction other than a state within the United States).

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Eligible Ground Lease” means a ground lease as to which no payment default or other material default or event of default has occurred or with the passage of time or the giving of notice would occur and containing the following terms and conditions: (a) a remaining term (inclusive of any unexercised extension options) of 30 years or more from the date the Property is included as an Unencumbered Property; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (but excluding any debt security that is convertible into or exchangeable for capital stock).

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent or any ERISA Affiliate from a Pension Plan subject to section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of an amendment to a Pension Plan or Multiemployer Plan as a termination under section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which is reasonably expected to result, under section 4042 of ERISA, in the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under section 4007 of ERISA, upon the Parent or any ERISA Affiliate in excess of $50,000,000.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Subsidiary” means any Domestic Subsidiary of the Company that:

(a)                                 is not the Direct Owner of an Unencumbered Property, or an Indirect Owner of the Direct Owner of an Unencumbered Property; and

(b)                                 is either (i) an Immaterial Subsidiary, (ii) a non-wholly owned Subsidiary designated as an “Excluded Subsidiary” on Schedule 5.4 or (iii) a borrower or guarantor of Secured Debt owed to a non-affiliate, or a direct or indirect parent of such borrower or guarantor (other than the Company), and the terms of such Secured Debt prohibit such Domestic Subsidiary from becoming a Subsidiary Guarantor.

“Facility Lease” means a lease or sublease (including any master lease) with respect to any Property owned or ground leased by any of the Consolidated Parties as lessor, to a third party Tenant, which is a triple-net lease such that such Tenant is required to pay all taxes, utilities, insurance (including casualty insurance), maintenance and other customary expenses with respect to the subject Property (whether in the form of reimbursements, additional rent or otherwise) in addition to the base rental payments required thereunder such that net operating income to the applicable Consolidated Party for such Property (before non-cash items) equals the base rent paid thereunder.

“FASB” means the Financial Accounting Standards Board.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the FASB or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Government Reimbursed Properties” means Healthcare Facilities in respect of which 51% or more of revenues are generated from reimbursements under Medicare, Medicaid and other government programs for payment of services rendered by healthcare providers (i.e. skilled nursing facilities, hospitals, etc.).

“Governmental Authority” means

(a)                                 the government of

(i)                                     the United States of America or any state or other political subdivision thereof, or

(ii)                                  any other jurisdiction in which any Transaction Party or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any payment obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty Agreement” is defined in Section 2(b).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Healthcare Facility” means any skilled nursing facilities, hospitals, long term acute care facilities, inpatient rehabilitation facility, medical office buildings, assisted living facilities, independent living facilities or memory care or other personal care facilities and ancillary businesses that are supplemental or incidental to the foregoing.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Immaterial Subsidiary” means each Subsidiary (i) which, as of the later of the date of the financial statements referenced in Section 5.5 or the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 7.1, contributed less than $15,000,000 of Consolidated EBITDA for the period of four consecutive fiscal quarters then ended, which calculations shall be made on a Pro Forma Basis giving effect to any transactions permitted under Section 10.4 or 10.5 with respect to such Subsidiary, or (ii) which contributed less than $75,000,000 of Consolidated Total Asset Value as of such date, giving pro forma effect to any subsequent transactions permitted under Section 10.4 or 10.5 with respect to such Subsidiary as if such transactions occurred on the last day of such fiscal quarter.

“INHAM” is defined in Section 6.2(e).

“INHAM Exemption” is defined in Section 6.2(e).

“Incorporated Provision” is defined in Section 9.9(b).

“Indebtedness” with respect to any Person means, at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money, whether secured or unsecured, and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments including, without limitation, recourse and non-recourse mortgage debt;

(b)                                 all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  aggregate net obligations of such Person under Swap Contracts;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, to the extent of the value of the property encumbered by such Lien;

(f)                                   Attributable Indebtedness of such Person in respect of capital leases and Synthetic Lease Obligations;

(g)                                  all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person at any time prior to the date that is six months after the Maturity Date (other than obligations that can solely be satisfied by delivery of Equity Interests of such Person), valued, in the case of a redeemable preferred interest, at the liquidation preference thereof; and

(h)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date (which shall be a positive number if such amount would be owed by a Consolidated Party and a negative number if such amount would be owed to a Consolidated Party) and the net obligations under Swap Contracts shall not be less than zero. Any liability will be excluded so long as it is (1) secured by a letter of credit issued for the benefit of a Transaction Party or other Consolidated Party in form and substance and from a financial institution reasonably acceptable to the Required Holders, but only to the extent no Transaction Party or other Consolidated Party has liability therefor, (2) any obligation (including obligations under so called “sandwich leases”) against which a third party indemnified any Transaction Party or other Consolidated Party, or guarantees all loss suffered by any Transaction Party or other Consolidated Party on account thereof, to the extent the indemnitor or guarantor has the financial wherewithal to satisfy its obligation, or (3) is otherwise acceptable as a “Covered Liability” in the reasonable discretion of the Required Holders.

“Indirect Owner” is defined in the definition of “Unencumbered Property Criteria.”

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate outstanding principal amount of the Notes, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a Debt Rating of BBB- or better from S&P or Fitch or Baa3 or better from Moody’s.

“Investment Grade Ratings Criteria” means that the Company (a) has a Debt Rating from Fitch, Moody’s and/or S&P and (b)(i) if the Company has three Debt Ratings, at least two of such Debt Ratings are Investment Grade Ratings, (ii) if the Company has only two Debt Ratings, at least one such Debt Rating is an Investment Grade Rating, and (iii) if the Company has only one Debt Rating, such Debt Rating is an Investment Grade Rating.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, assets, properties, operations or financial condition of the Parent and its Subsidiaries taken as a whole.

“Material Adverse Effect” means any event or condition that (a) results in a material adverse change in, or has a material adverse effect on, the business, assets, properties, operations or financial condition of the Parent and its Subsidiaries, taken as a whole, (b) materially impairs the ability of the Transaction Parties, taken as a whole, to perform their payment and other material obligations under the Transaction Documents, taken as a whole, or (c) has a material adverse effect upon the legality, validity, binding effect or enforceability against the Transaction Parties, taken as a whole, of any payment or other material provision of any Transaction Document; provided that any event or condition will be deemed to have a “Material Adverse Effect” if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and conditions which, but for the fact that a representation, warranty or covenant is subject to a “Material Adverse Effect” exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a “Material Adverse Effect”, even though, individually, such event or condition would not do so.

“Material Credit Facility” means, as to the Parent and its Subsidiaries,

(a)                                 the Credit Agreements; and

(b)                                 any other agreement(s) creating or evidencing Unsecured Debt in effect as of the date of Closing or entered into after the date of Closing by the Parent or any Subsidiary, or in respect of which the Parent or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (an “Unsecured Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Unsecured Credit Facility or

Unsecured Credit Facilities equal or exceed such amounts, then the largest Unsecured Credit Facility shall be deemed to be a Material Credit Facility.

“Material Group” is defined in the definition of “Material Subsidiary.”

“Material Non-Recourse Indebtedness” means any Indebtedness of a Transaction Party and/or any Subsidiary that (a) constitutes Non-Recourse Indebtedness, and (b) individually or in the aggregate, has a principal amount (including, without duplication, undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.

“Material Recourse Indebtedness” means any Indebtedness of a Transaction Party and/or any Subsidiary (other than Indebtedness hereunder and Indebtedness under Swap Contracts) that (a) does not constitute Non-Recourse Indebtedness, and (b) individually or in the aggregate, has a principal amount (including, without duplication, undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.

“Material Subsidiary” means each Subsidiary that is not an Immaterial Subsidiary as of the later of the date of the financial statements referenced in Section 5.5 or the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 7.1.  A group of Subsidiaries (a “Material Group”) each of which is not otherwise a Material Subsidiary (defined in the foregoing sentence) shall constitute a Material Subsidiary if the group taken as a single entity would not constitute an Immaterial Subsidiary.

“Maturity Date” is defined in the first paragraph of each Note.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Loan Receivable” means any loan or other note receivable owned by or held by any of the Consolidated Parties, in each case, secured by a mortgage or deed of trust on Property.

“Multiemployer Plan” means any employee benefit plan of the type described in section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“NAIC” means the National Association of Insurance Commissioners.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Negative Pledge” means any agreement (other than this Agreement and any other Transaction Document) that in whole or in part prohibits the creation of any Lien on, or any transfer of, any assets of a Person; provided that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a “Negative Pledge” for purposes of this Agreement.

“NOI” means, with respect to any Property for the applicable period, (a) rental payments and other revenues received in cash by the applicable Consolidated Party (whether in the nature of base rent, minimum rent, percentage rent, additional rent, proceeds of rent loss or business interruption insurance or otherwise, but exclusive of (x) security deposits, earnest money deposits, advance rentals, reserves for capital expenditures, impounds, escrows, charges, expenses or items required to be paid or reimbursed by the Tenant thereunder, except, with respect to any of the foregoing in this clause (x), to the extent applied in satisfaction of any tenant’s obligations for rent, and (y) proceeds from a sale of such Property) pursuant to the Facility Leases applicable to such Property, minus (b) all expenses paid by a Consolidated Party and not reimbursed by a Person that is not a Consolidated Party (excluding interest but including an appropriate accrual for property taxes and insurance net of cash reserves therefor held by a Consolidated Party) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses, depreciation and income taxes of the Parent and its Subsidiaries and any property management fees).

“Non-Government Reimbursed Properties” means Healthcare Facilities that are not Government Reimbursed Properties (e.g., assisted living facilities, independent living facilities, memory care facilities, medical office buildings, etc.).

“Non-Recourse Indebtedness” means, with respect to any Person, (a) any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Carveouts, (b) if such Person is a single asset entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a single asset holding company, any Indebtedness of such single asset holding company resulting from a guarantee of, or lien securing, Indebtedness of a single asset entity that is a subsidiary of such single asset holding company, so long as, in each case, either (i) the holder of such Indebtedness has no recourse to such single asset holding company for repayment, other than to the Equity Interests held by such single asset holding company in such single asset entity or pursuant to Customary Recourse Carveouts or (ii) such single asset holding company has no assets other than Equity Interests in such single asset entity and cash or cash equivalents and other assets of nominal value incidental to the ownership of such single asset entity.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” of any Person means a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Parent” is defined in the first paragraph of this Agreement.

“Pari Passu Obligations” means Unsecured Debt (exclusive of the obligations under the Notes and the other Transaction Documents) of any Transaction Party owing to a Person that is not the Company or an Affiliate thereof.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Parent or any ERISA Affiliate or to which the Parent or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Businesses” means owning, managing, developing, acquiring and leasing, and providing valuation services in respect of, Healthcare Facilities in the United States and

Specified Jurisdictions, and activities and Investments substantially related, ancillary or incidental to the foregoing.

“Permitted Pari Passu Provisions” means provisions that are contained in documentation evidencing or governing Pari Passu Obligations which provisions are the result of (a) limitations on the ability of the Parent or a Subsidiary to make Restricted Payments or transfer property which limitations are not, taken as a whole, materially more restrictive than those contained in this Agreement, (b) limitations on the creation of any Lien on any assets of a Person that are not, taken as a whole, materially more restrictive than those contained in this Agreement or any other Transaction Document, (c) any requirement that Pari Passu Obligations be secured on an “equal and ratable” (or otherwise equivalent) basis to the extent that the obligations under the Notes are secured or (d) provisions establishing a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise condition a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent or, with respect to any such plan that is subject to section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pro Forma Basis” means, for purposes of determining Consolidated EBITDA, Consolidated Fixed Charges, Consolidated Interest Expense, Consolidated Net Income and any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Agreement.  Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of an acquisition, development or redevelopment, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such acquisition, development or redevelopment shall be included to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder) and (c) in the case of the issuance or exercise of Equity Interests, Indebtedness paid or retired in connection therewith shall be deemed to have been paid and retired as of the first day of the applicable period.

“Property” as to any Person means all of the right, title and interest of such Person in and to land, improvements and fixtures.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“QPAM” is defined in Section 6.2(d).

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualified Mortgage Loan Receivable” means any Mortgage Loan Receivable that is secured by a first or second mortgage or a first or second deed of trust on Property so long as the mortgagor or grantor with respect to such Mortgage Loan Receivable is not delinquent 60 days or more in interest or principal payments due thereunder.

“Reinvestment Yield” is defined in Section 8.6.

“REIT” means a real estate investment trust as defined in sections 856-860 of the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Remaining Average Life” is defined in Section 8.6.

“Remaining Scheduled Payments” is defined in Section 8.6.

“Reportable Event” means any of the events set forth in section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Holders” means at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” of any Person means any Senior Financial Officer and any other officer of such Person with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Parent or the Company or, solely for the purposes of Section 10.11, any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Parent or the Company, in each case, except for a dividend or distribution payable or other payment made solely in (i) shares of that class of Equity Interests, (ii) shares in any other class of Equity Interests with terms that are not materially more favorable, taken as a whole and in the good faith determination of the Company, than the Equity Interests with respect to which such dividend, distribution or other payment was made, (iii) shares of any class of common Equity Interests or (iv) any of the foregoing Equity Interests of any direct or indirect parent of such Person or in rights to subscribe for the purchase of such Equity Interests.

“S&P” means Standard & Poor’s Ratings Services, a business of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Debt” means, as to any Person, Indebtedness of such Person that is secured by a Lien on assets owned or leased by such Person; provided that in no event shall the obligations under the Credit Agreements constitute “Secured Debt” as a result of any security interest granted to the Bank Agent, any issuer of a letter of credit under a Credit Agreement or any swing line lender under a Credit Agreement, solely in any cash collateral or any account or other property, including proceeds thereof, established for the purpose of securing obligations in respect of letter of credit and/or swing line loans under such Credit Agreement, exchange rate fluctuations or otherwise to the extent required pursuant to section 2.17 of the agreement referred to in clause (a) of the definition of “Credit Agreements” as such agreement is in effect on the date of Closing.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

“Settlement Date” is defined in Section 8.6.

“Significant Acquisition” means the Parent’s acquisition, directly or through the Company or any other Subsidiary, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets of at least $200,000,000.

“Source” is defined in Section 6.2.

“Specified Jurisdictions” means Canada, the United Kingdom, Germany, France, Switzerland and such other countries as proposed by the Company and approved by the Required Holders.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, trust or other business entity the accounts of which are consolidated with the accounts of such Person in the Person’s consolidated financial statements prepared in accordance with GAAP.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered the Guaranty Agreement (or a joinder thereto), unless and until released in accordance with the terms of Section 9.7.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement (as defined below), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) any similar off-balance sheet financing product that is considered borrowed money indebtedness for tax purposes but classified as an operating lease under GAAP.

“Tenant” means any Person that is a lessee with respect to any lease held by a Consolidated Party as lessor or as an assignee of the lessor thereunder.

“Threshold Amount” means (a) with respect to Material Recourse Indebtedness, $50,000,000, (b) with respect to Material Non-Recourse Indebtedness, $100,000,000, (c) with respect to the Swap Termination Value owed by a Transaction Party or any Subsidiary, $50,000,000.

“Transaction Documents” means, collectively, this Agreement, the Notes and the Guaranty Agreement.

“Transaction Parties” means, collectively, (a) the Company, the Parent and Care GP, (b) each Subsidiary Guarantor (if any), and (c) each Direct Owner of an Unencumbered Property and each Indirect Owner of a Direct Owner of an Unencumbered Property, and “Transaction Party” means any of them.

“Unconsolidated Affiliate” means any Person (a) in which any Consolidated Party, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Consolidated Group on an equity basis of accounting and (b) whose financial results are not consolidated with the financial results of the Consolidated Group under GAAP.

“Unencumbered NOI” means, for any period, NOI from all Unencumbered Properties for such period.

“Unencumbered Property” means, at any time any Property that satisfies all of the Unencumbered Property Criteria at such time.  A list of each Unencumbered Property as of the date of Closing is set forth on Schedule UP.

“Unencumbered Property Criteria” means, with respect to any Property, the following criteria:

(a)           the Property is a Healthcare Facility located in the United States or a Specified Jurisdiction;

(b)           the Property is wholly-owned in fee simple directly by, or is ground leased pursuant to an Eligible Ground Lease directly by, a wholly-owned direct or indirect Subsidiary of the Company (such Subsidiary that directly owns or ground leases such Property being referred to herein as the “Direct Owner”);

(c)           each Subsidiary that owns an Equity Interest in the Direct Owner of such Property (whether directly or through ownership of Equity Interests in other Subsidiaries) (each an “Indirect Owner”), is a wholly-owned direct or indirect Subsidiary of the Company;

(d)           each Domestic Subsidiary that is the Direct Owner of such Property or an Indirect Owner of such Direct Owner and is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Unsecured Debt is a Subsidiary Guarantor;

(e)           if the Property is located in the United States, the Direct Owner of such Property and each Indirect Owner of such Direct Owner is a Domestic Subsidiary;

(f)            the Equity Interests of the Direct Owner of such Property and each Indirect Owner of such Direct Owner (or the right to any income therefrom) are not subject to any Lien or Negative Pledge (other than as expressly permitted under Section 10.1);

(g)           the Property (or the right to any income therefrom) is not subject to any ground lease (other than an Eligible Ground Lease), Lien or Negative Pledge (other than as expressly permitted under Section 10.1);

(h)           the Property does not have any title, survey, environmental, structural, architectural or other defects that would interfere in any material respect with the profitable operation of such Property as a Healthcare Facility and is not subject to any condemnation or similar proceeding;

(i)            neither the Direct Owner of such Property nor any Indirect Owner of such Direct Owner is subject to any proceedings under any Debtor Relief Law;

(j)            neither the Direct Owner of such Property nor any Indirect Owner of such Direct Owner is a borrower or guarantor of, or otherwise obligated in respect of, any Indebtedness for borrowed money (other than (x) Indebtedness under the Notes and (y) other Unsecured Debt so long as such Direct Owner and/or Indirect Owner is also a Subsidiary Guarantor and (z) in the case of an Indirect Owner, unsecured guarantees of

Non-Recourse Indebtedness of a subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Carveouts);

(k)           the Property is leased to a Tenant that is not an Affiliate of the Parent, and such Tenant is not delinquent 60 days or more in rent payment;

(l)            the Property either is occupied or is available to be occupied;

(m)          the operator with respect to such Property is not an affiliate of the Parent and has all necessary material qualifications from any applicable Governmental Authority to the extent required pursuant to the applicable Facility Lease with respect to such Property; and

(n)           the Property is an “Unencumbered Property” under the Credit Agreements.

“Unencumbered Total Asset Value” means, with respect to the Consolidated Group at any time, the sum (without duplication) of the following: (a) an amount equal to (i) Unencumbered NOI for the fiscal quarter most recently ended on or prior to such date of determination (for Unencumbered Properties owned or ground leased for all of the four fiscal quarter period then ended (it being understood and agreed that all Properties identified as being so owned or leased as of August 17, 2015 (other than the Properties set forth on Schedule EP) shall be subject to this clause (a)), multiplied by four, divided by (ii) the Capitalization Rate for each such Property, (b) the acquisition price paid for each Unencumbered Property acquired during the four fiscal quarter period then most recently ended (it being understood and agreed that all Properties identified on Schedule EP shall be subject to this clause (b) as of the date of Closing), (c) the aggregate amount of all unrestricted cash and cash equivalents as of the end of the fiscal quarter most recently ended on or prior to such date of determination (excluding any such unrestricted cash and cash equivalents and escrow and other deposits deducted from the calculation of Consolidated Secured Debt to determine the Consolidated Secured Debt Leverage Ratio as of the last day of such fiscal quarter) and (d) the book value of unencumbered Qualified Mortgage Loan Receivables; provided that (i) not more than 20% of Unencumbered Total Asset Value at any time may be in respect of Unencumbered Properties located in Specified Jurisdictions, with any excess over the foregoing limit being excluded from Unencumbered Total Asset Value, (ii) not more than 15% of Unencumbered Total Asset Value at any time may be in respect of Unencumbered Properties that are subject to Eligible Ground Leases (rather than wholly-owned in fee simple), with any excess over the foregoing limit being excluded from Unencumbered Total Asset Value and (iii) when calculating Unencumbered Total Asset Value, the aggregate amount of Qualified Mortgage Loan Receivables attributable to second mortgages or second deeds of trust added pursuant to clause (d) of this definition shall not exceed $250,000,000.

“United States Person” has the meaning set forth in section 7701(a)(30) of the Code.

“Unsecured Credit Facility” is defined in the definition of “Material Credit Facility”.

“Unsecured Debt” means, as to any Person, Indebtedness of such Person that is not Secured Debt.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

[FORM OF NOTE]

CARE CAPITAL PROPERTIES, LP

5.38% SENIOR NOTE DUE MAY 17, 2027

No. R-[ ]	May 17, 2016
$[ ]	PPN: 14162@ AA1

FOR VALUE RECEIVED, the undersigned, CARE CAPITAL PROPERTIES, LP (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] DOLLARS (or so much thereof as shall not have been prepaid) on May 17, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof from the date hereof at a per annum interest rate equal to 5.38%; provided that, if any of the Investment Grade Ratings Criteria are not satisfied on any day, the interest rate for such day shall be increased to 6.38% (with each change in the interest rate resulting from a publicly announced issuance of or change in a Debt Rating to be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such issuance or change), payable semiannually, on the 17th day of May and November in each year, commencing with the May 17th or November 17th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 2.00% over the rate determined pursuant to the foregoing clause (a) or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in Chicago, Illinois as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated May 17, 2016 (as from time to time amended, the “Note Purchase Agreement”), among the Parent, the Company, Care GP and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in

SCHEDULE 1
(to Note Purchase Agreement)

Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CARE CAPITAL PROPERTIES, LP

By:	Care Capital Properties GP, LLC,
its General Partner

By
Name:
Title:

2

CARE CAPITAL PROPERTIES, LP

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	$30,630,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover.

(2)	Address for all communications and notices:

The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601
Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102
Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

Provided to Company under separate cover.

(4)	Tax Identification No.: Provided to Company under separate cover.

PURCHASER SCHEDULE

(to Note Purchase Agreement)

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

THE GIBRALTAR LIFE INSURANCE CO., LTD. 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	$49,000,000.00

(1)

                All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover.

(2)

                All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover.

(3)

Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601
Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments to:

The Gibraltar Life Insurance Co., Ltd.
2-13-10, Nagata-cho
Chiyoda-ku, Tokyo 100-8953, Japan

Attention: Osamu Egi, Team Leader of Investment
                  Administration Team
E-mail:      osamu.egi@gib-life.co.jp

and e-mail copy to:

Attention: Tetsuya Sawazaki, Manager of Investment
                  Administration Team
E-mail:      tetsuya.sawazaki@gib-life.co.jp

PURCHASER SCHEDULE- 2

(4)	Address for Delivery of Notes: Provided to Company under separate cover.

(5)	Tax Identification No.: Provided to Company under separate cover.

PURCHASER SCHEDULE- 3

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	$1,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover.

(2)

Address for all communications and notices:

Prudential Annuities Life Assurance Corporation
c/o Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601
Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments to:

Prudential Annuities Life Assurance Corporation
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102
Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes: Provided to Company under separate cover.

(4)	Tax Identification No.: Provided to Company under separate cover.

PURCHASER SCHEDULE- 4

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

PENSIONSKASSE DES BUNDES PUBLICA 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	$5,140,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover.

(2)

Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

ASC.GSA.Delivery.Team@jpmorgan.com
Swiss.IFAS.Service.Team@jpmorgan.comEmail:

(3)	Address for Delivery of Notes: Provided to Company under separate cover.

PURCHASER SCHEDULE- 5

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MUTUAL OF OMAHA INSURANCE COMPANY 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	$4,230,000.00

(1)

                All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover.

(2)

                All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover.

(3)

Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601
Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

JPMorgan Chase Bank
14201 Dallas Parkway - 13th Floor
Dallas, TX 75254-2917
Attention: Income Processing - G. Ruiz
a/c: G09587

(4)	Address for Delivery of Notes: Provided to Company under separate cover.

(5)	Tax Identification No.: Provided to Company under separate cover.

PURCHASER SCHEDULE- 6

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
UNITED OF OMAHA LIFE INSURANCE COMPANY 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	$10,000,000.00

(1)

                All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover.

(2)

                All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover.

(3)

Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

JPMorgan Chase Bank
14201 Dallas Parkway - 13th Floor
Dallas, TX 75254-2917

Attn: Income Processing - G. Ruiz
a/c: G09588

(4)	Address for Delivery of Notes: Provided to Company under separate cover.

(5)	Tax Identification No.: Provided to Company under separate cover.

PURCHASER SCHEDULE- 7

EXHIBIT A

FORM OF GUARANTY AGREEMENT

[See Attached]

Exhibit A-1

EXECUTION VERSION

GUARANTY AGREEMENT

DATED AS OF MAY 17, 2016

OF

CARE CAPITAL PROPERTIES, INC.

AND ITS SUBSIDIARIES FROM TIME TO TIME PARTY HERETO

Exhibit A-2

Exhibit A-3

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of May 17, 2016 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 13.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I.             Care Capital Properties, LP, a Delaware limited partnership (the “Company”), has authorized the issuance of its 5.38% Senior Notes due May 17, 2027 in the aggregate principal amount of $100,000,000 (the “Initial Notes”), pursuant to a Note Purchase Agreement dated as of May 17, 2016 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) among the Company, Care Capital Properties, Inc., a Delaware corporation (the “Parent”), Care Capital Properties GP, LLC, a Delaware limited liability company (“Care GP”), and the Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Guaranty Agreement.  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.  Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.            It is a condition to the agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect.

III.          Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement.  The Board of Directors (or similar governing body) of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

NOW THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

SECTION 1.        GUARANTY.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional

Exhibit A-4

prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument or document executed in connection therewith (the Notes, the Note Agreement and all such other instruments and documents are herein called the “Guaranteed Documents,” and all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any out-of-pocket cost or expense (including reasonable and documented attorneys’ fees of one law firm acting as special counsel and, if reasonably required by the Required Holders, local or other counsel) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other Guaranteed Document, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other Guaranteed Document and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to any Guarantor (other than the Parent and Care GP), then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations of such Guarantor to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder.  Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum

Exhibit A-5

Guaranteed Amount without affecting or impairing the obligation of such Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor (other than the Parent and Care GP), the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

SECTION 2.        OBLIGATIONS ABSOLUTE.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other Guaranteed Document, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other Guaranteed Document (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other Guaranteed Document as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other Guaranteed Document; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have.  Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

SECTION 3.        WAIVER.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other

Exhibit A-6

Guaranteed Document, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

SECTION 4.        OBLIGATIONS UNIMPAIRED.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time:  (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other Guaranteed Document; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other Guaranteed Document, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other Guaranteed Document, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantor of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Exhibit A-7

SECTION 5.        SUBROGATION AND SUBORDINATION.

(a)           Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)           Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.

(c)           If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d)           Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e)           Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note

Exhibit A-8

Agreement or any other Guaranteed Document, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

SECTION 6.        REINSTATEMENT OF GUARANTY.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

SECTION 7.        RANK OF GUARANTY.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

SECTION 8.        REPRESENTATIONS AND WARRANTIES.

Each Guarantor (other than the Parent and Care CP) represents and warrants to each holder as follows:

SECTION 8.1.         ORGANIZATION; POWER AND AUTHORITY.  Such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a corporation, limited partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Such Guarantor has the organizational power and authority to (a) own or hold under lease the properties it purports to own or hold under lease, (b) transact the business it transacts and proposes to transact and (c) execute and deliver this Guaranty Agreement and to perform the provisions hereof, except for, in the case of clauses (a) and (b), where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.2.         AUTHORIZATION, ETC.  This Guaranty Agreement has been duly authorized by all necessary corporate or other action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable Debtor Relief Laws and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 8.3.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.  The execution,

Exhibit A-9

delivery and performance by such Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, material lease, corporate or other organizational charter, regulations or by-laws or equivalent governing documents, shareholders agreement or any other material agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.

SECTION 8.4.         GOVERNMENTAL AUTHORIZATIONS, ETC.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement.

SECTION 8.5.         STATUS UNDER CERTAIN STATUTES.  Such Guarantor is not required to be registered as an investment company under the Investment Company Act of 1940 and is not subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

SECTION 8.6.         INFORMATION REGARDING THE COMPANY.  Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company.  No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders.  Such Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

SECTION 8.7.         SOLVENCY.  Upon the execution and delivery hereof, (a) the fair value of the assets of such Guarantor, taken as a whole, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (c) such Guarantor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now

Exhibit A-10

conducted and is proposed to be conducted following the date hereof.

SECTION 9.        TERM OF GUARANTY AGREEMENT.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6; provided that a Guarantor may be discharged from all of its obligations and liabilities hereunder and shall be automatically released from its obligations hereunder without the need for the execution or delivery of any other document by the holders of the Notes to the extent provided by Section 9.7(b) of the Note Agreement.

SECTION 10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein are made as of the date hereof (except as set forth in any joinder delivered pursuant to Section 13.1).  All such representations and warranties shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 11.      AMENDMENT AND WAIVER.

SECTION 11.1.       REQUIREMENTS.  Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1, 2, 3, 4, 5, 6, 7, 9 or 11 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

SECTION 11.2.   SOLICITATION OF HOLDERS OF NOTES.

(a)           Solicitation.  Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Guarantor will deliver executed or true and correct copies of each

Exhibit A-11

amendment, waiver or consent effected pursuant to the provisions of this Section 11.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)           Payment.  The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

SECTION 11.3.       BINDING EFFECT.  Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

SECTION 11.4.       NOTES HELD BY COMPANY, ETC.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 12.      NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)           if to any Guarantor, to it c/o Care Capital Properties, Inc.,  191 North Wacker Drive, Suite 1200, Chicago, Illinois 60606, Attention:  Chief Financial Officer of the Parent, with a copy to the General Counsel of the Parent, or such other address as such Guarantor shall have specified to the holders in writing, or

(b)           if to any holder, to such holder at the addresses specified for such

Exhibit A-12

communications set forth in Schedule B to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

SECTION 13.      MISCELLANEOUS.

SECTION 13.1.       SUCCESSORS AND ASSIGNS; JOINDER.  All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders.  Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

SECTION 13.2.       SEVERABILITY.  Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 13.3.       CONSTRUCTION.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

SECTION 13.4.       FURTHER ASSURANCES.  Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

SECTION 13.5.       GOVERNING LAW.  This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Exhibit A-13

SECTION 13.6.       JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

(a)           Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement.  To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           Each Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 13.6(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)           Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 13.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to Section 12.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)           Nothing in this Section 13.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)           THE GUARANTORS AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

SECTION 13.7.       REPRODUCTION OF DOCUMENTS; EXECUTION.  This Guaranty Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced.  Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such

Exhibit A-14

reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 13.7 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

Exhibit A-15

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

CARE CAPITAL PROPERTIES, INC.

By:
Name:
Title:

CARE CAPITAL PROPERTIES GP, LLC

By:
Name:
Title:

Exhibit A-16

EXHIBIT A

GUARANTOR SUPPLEMENT

THIS GUARANTOR SUPPLEMENT (this “Guarantor Supplement”), dated as of [               , 20  ] is made by [               ], a [               ] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below.

1.             PRELIMINARY STATEMENTS:

I.             Pursuant to the Note Purchase Agreement dated as of May 17, 2016 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Care Capital Properties, LP, a Delaware limited partnership (the “Company”), Care Capital Properties, Inc., a Delaware corporation (the “Parent”), Care Capital Properties GP, LLC, a Delaware limited liability company (“Care GP”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold $100,000,000 aggregate principal amount of its 5.38% Senior Notes due May 17, 2027 (the “Initial Notes”).  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

II.            The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of May 17, 2016 executed by the Parent and Care GP (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 13.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III.          The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV.          Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

NOW THEREFORE, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement.  Without limiting the foregoing, the

Exhibit A-17

Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) makes, as of the date hereof, the representations and warranties set forth in Section 8 of the Guaranty Agreement and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 13.6 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 12 of the Guaranty Agreement is set forth below.

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor

Exhibit A-18

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: [               , 20  ]

To:                             The noteholders under the Note Purchase Agreement

referred to below

Ladies and Gentlemen:

Reference is made to that certain Note Purchase Agreement, dated as of May 17, 2016 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; the terms defined therein being used herein as therein defined), among CARE CAPITAL PROPERTIES, LP, a Delaware limited partnership (the “Company”), CARE CAPITAL PROPERTIES, INC., a Delaware corporation (the “Parent”), CARE CAPITAL PROPERTIES GP, LLC, a Delaware limited liability company (“Care GP”) and the purchasers party thereto (the “Note Purchase Agreement”).  Capitalized terms used but not defined herein have the respective meanings set forth in the Note Purchase Agreement.

The undersigned Responsible Officer of the Parent hereby certifies as of the date hereof that [she][he] is the [                                  ] of the Parent, and that, in [her][his] capacity as such, she is authorized to execute and deliver to the holders of Notes this Compliance Certificate, and that:

1.             The financial covenant analyses and information set forth on Schedule II attached hereto are true and accurate on and as of the Financial Statement Date referred to above.

2.             Set forth on Schedule III attached hereto is a true and accurate calculation of Unencumbered Total Asset Value as of the last day of the fiscal period covered by this Compliance Certificate.

3.             Schedule IV attached hereto is a true, correct and complete list of all Unencumbered Properties as of the Financial Statement Date referred to above. Each Unencumbered Property listed on Schedule IV satisfies the criteria set forth in the definition of “Unencumbered Property Criteria” appearing in the Note Purchase Agreement.

4.             Attached hereto as Schedule V is a true, correct and complete copy of each modification, amendment or supplement to the Organization Documents of the Parent, Care GP and the Company that has become effective during the fiscal quarter ended on the Financial Statement Date referred to above.

5.             No Default or Event of Default has occurred and is continuing.  [Or, if applicable:  The following [Default(s)][Event(s) of Default] [has][have] occurred and are continuing: [                                                ].] [Specify the nature and period of

Exhibit B-1

existence of each Default/Event of Default and what action the Parent, the Company, Care GP or any Subsidiary shall have taken or proposes to take with respect thereto.]

[6.           [Include the following at all times following the date on which Subsidiary Guarantors are required:  Schedule VI sets forth a list of all Subsidiaries that are Subsidiary Guarantors, and each Subsidiary that is required as of the date hereof to be a Subsidiary Guarantor pursuant to Section 9.7 of the Note Purchase Agreement is a Subsidiary Guarantor.]

[Signature Page Follows]

Exhibit B-2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                        , 20  .

Name:
Title:

Exhibit B-3